Exhibit 99.1

GameStop Names George Sherman Chief Executive Officer

Retail Industry Veteran to Lead Next Phase of GameStop’s Evolution

Grapevine, TX (March 21, 2019)—GameStop Corp. (NYSE: GME) today announced that its Board of Directors has appointed George Sherman as chief executive officer and member of the board of directors, effective April 15, 2019. Mr. Sherman succeeds Shane Kim, who has served as interim Chief Executive Officer since May 2018 and as a director since July 2011. Most recently, Sherman served as chief executive officer of Victra, the largest exclusive authorized retailer for Verizon Wireless products and services.

“We are very excited to welcome George to the GameStop team. His extensive retail leadership at several top brands including Advance Auto Parts, Best Buy, Target Corporation and Home Depot positions him as the right choice to lead GameStop for the years ahead,” said Dan DeMatteo, GameStop’s executive chairman. “Having recently conducted a thorough review of strategic and financial alternatives, we are at a critical juncture in GameStop’s evolution and, with George’s hiring and his proven experience, we are ready to move forward. While the board recently announced the initial steps of our go-forward capital allocation and shareholder return program, we look forward to supporting George as we accelerate the next steps in that plan, which include several exciting initiatives that have been in development and have the potential to improve the financial performance and profitability of our company. As George and our talented team finalize the blueprint for GameStop, we will continue to leverage our leadership position in the video game industry to discover new ways to support our loyal customers, while attracting new customers and serving their entertainment needs.”

Sherman added, “I am honored to have the opportunity to lead GameStop, one of the leading and most recognized brands in the video game industry. I bring significant experience working with other retailers that have undergone large, successful transformations and look forward to leveraging GameStop’s industry position, history and brand. The team has already done extensive strategic work to identify and pursue new customer-centric opportunities that will further expand the culture of gaming in new and exciting ways. I look forward to leading our associates and believe that we have a tremendous opportunity in front of us to continue to fuel the passion of gamers around the world.”

In addition to being chief executive officer at Victra, Mr. Sherman also served as president and interim chief executive officer for Advance Auto Parts where he was responsible for more than 4,000 stores, merchandising, marketing, information technology, supply chain and commercial sales. As president of Best Buy Services, he led consumer services, small- and medium-business capabilities, channel partnerships and Best Buy for Business. Prior to Best Buy, Sherman ran the operations and home services divisions of Home Depot and spent 14 years with the Target Corporation in various leadership positions.

Sherman received his Master’s Degree from Central Michigan University and served as an Air Force officer for nearly seven years. He is an active community volunteer with veteran’s causes.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game and consumer electronics retailer. GameStop operates over 5,800 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products; and Simply Mac, which sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s expectations for fiscal 2018 and 2019, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding the Board’s review of strategic and financial alternatives and expected costs and benefits, including whether operating, strategic, financial and structural alternatives could unlock value, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of the board’s review of operating, strategic, financial and structural alternatives and the planned redemption of the $350 million in unsecured notes; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2018 and fiscal 2019. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com